Exhibit 99.1

Yukon Gold Appoints Gary Cohoon to Vice President, Exploration

Toronto, Canada, March 25, 2008, Yukon Gold Corporation, Inc. ("Yukon Gold" or the "Company"), (TSX: YK) (OTCBB: YGDC) (Frankfurt: W8Y) is pleased to announce that Gary A. Cohoon PGeo, BSc., MBA has joined the Company as Vice-President, Exploration.

Mr. Gary Cohoon is a senior geologist with 30 years international exploration and mine finding experience. Gary’s experience has specifically been in the exploration and resource expansion of gold, base metals, and uranium. Gary is credited with the discovery and drilling for development of the Dona Lake Gold Mine in Ontario which entered production in 1989. In the mid 1990’s Gary identified for acquisition the Santa Gertrudis open pit gold mine in northern Sonora Mexico, and successfully directed exploration to triple reserves. Recently Gary has directed exploration on multi-million dollar exploration programmes for uranium in the Athabasca Basin in Saskatchewan and has assisted companies with exploration and acquiring projects in Canada, Mexico and South America.

Mr. Cohoon will assume overall responsibility for management, supervision and direction of Yukon Gold’s exploration and development activities and geological team, with particular regard to resource expansion of the Marg deposit in the Yukon, which is the subject of a Scoping Study for August 2008 delivery. In addition, he will be actively involved in identifying advanced exploration projects and evaluating their economic potential as possible acquisition targets for Yukon Gold.

"Yukon Gold is extremely pleased that a geologist of Gary’s reputation and calibre has joined our team," said the company's President and CEO, Ron Mann.

About Yukon Gold

Yukon Gold Corporation, Inc. (Yukon Gold) explores and develops mining properties with a commitment to moving projects towards production. Yukon Gold’s 100% owned Marg Deposit is an advanced stage copper/lead/zinc/silver/gold deposit in the Tombstone Belt in Yukon, Canada. Currently there are 28.9M of the Company’s common shares outstanding.

FOR FURTHER INFORMATION PLEASE CONTACT:

Yukon Gold Corporation, Inc.
Cletus Ryan, VP Corporate Development
416-865-9869 or 1-800-295-0671 x12
Email: cryan@yukongoldcorp.com
Website: www.yukongoldcorp.com

Company Website: www.yukongoldcorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to US Investors – The United States Securities and Exchange Commission (SEC) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The reader is cautioned that the terms "resource," "indicated" and "inferred" are not terms recognized by SEC guidelines for disclosure of mineral properties. Generally, "indicated" and "inferred" estimates do not rise to the level of certainty required by SEC guidelines. The mineralized material described above is not considered a "reserve" as that term is used in the mining industry and in SEC disclosure guidelines. The Company must undertake a feasibility study before it can estimate the value of the Marg Deposit. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 000-51068. You can review and obtain copies of these filings from the SEC’s website at http://www.sec.gov/edgar.shtml.